UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreement with JPMorgan Chase Bank, National Association

On November 1, 2016, PennyMac Financial Services, Inc. (the “Company”), through two of its controlled subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into a master repurchase agreement by and among JPMorgan Chase Bank, National Association (“JPM”), on the one hand, and PLS, as seller, and PNMAC, as guarantor, on the other hand, pursuant to which PLS may sell to JPM participation certificates, each of which represents an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae, Freddie Mac or Ginnie Mae and are pending securitization, in an aggregate principal amount of up to $500 million (the “Repurchase Agreement”). In connection with its sale of any participation certificate, PLS will also assign to JPM a take-out commitment, which evidences PLS’ right to sell to a third-party investor the security backed by the mortgage loans underlying the related participation certificate.  The scheduled maturity date of the Repurchase Agreement is October 31, 2017, and the obligations of PLS are fully guaranteed by PNMAC. The Company is a holding corporation and its sole investment is an equity interest in PNMAC. The mortgage loans are serviced by PLS.

The purchase price paid by JPM for each participation certificate is based on a percentage of the sum of (a) the take-out price of the security, plus (b) an amount of interest expected to accrue on the security to its anticipated delivery date, minus upfront interest (at a rate reflective of the current market and based on LIBOR plus a margin) and any related hedging costs. At the time of its purchase of a participation certificate, JPM retains a holdback amount that is based on a percentage of the purchase price and is not required to be paid to PLS until the settlement of the security and the delivery to JPM of the purchase price and any accrued and unpaid interest.

The Repurchase Agreement contains margin call provisions that provide JPM with certain rights in the event of a decline in the market value of the underlying mortgage loans.  Under these provisions, JPM may require PLS to transfer cash with an aggregate market value sufficient to eliminate any margin deficit resulting from such decline.

The Repurchase Agreement requires PLS to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining (i) a minimum tangible net worth of $200 million, on a consolidated basis, as of the end of each calendar month; (ii) a ratio of total liabilities to tangible net worth less than or equal to 10:1, on a consolidated basis, as of the end of each calendar month; (iii) a minimum of unrestricted cash and cash equivalents of $20 million as of the end of each calendar month; and (iv) profitability of no less than $1.00 for at least one of any two successive calendar quarters.

The Repurchase Agreement also contains termination events and events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, servicer defaults, material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such termination events and events of default are also customary for this type of transaction and include the cessation of any further purchases, the acceleration of all amounts due under the Repurchase Agreement, indemnity by PLS and the ability of JPM to possess the mortgage loans and retain any holdback amounts or other amounts otherwise due to PLS.

The Company, through PLS, is required to pay JPM fees for the structuring of the Repurchase Agreement, as well as certain other administrative costs and expenses, subject to mutually agreed caps.

The foregoing description of the Repurchase Agreement and the related guaranty by PNMAC does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement and the related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Master Lease Agreement with Banc of America Leasing & Capital, LLC

On November 3, 2016, the Company, through PNMAC, entered into Schedule Number 003 (the “Schedule”) to that certain Master Lease Agreement (the “Master Lease”), dated as of December 9, 2015, with Banc of America Leasing & Capital, LLC (“BALC”). Pursuant to the Master Lease, the Company may borrow funds from BALC on an uncommitted basis for the purpose of financing equipment and/or leasehold improvements described and on the terms set forth in schedules from time to time. The Master Lease is guaranteed in full by the Company’s indirect controlled subsidiary, PennyMac Loan Services, LLC.

Pursuant to the Schedule, PNMAC is financing equipment with an aggregate cost of approximately $4.3 million. The Schedule has a three-year term and interim rent and base rent is payable pursuant to the terms thereof. At the expiration of the three-year term, the Company is obligated to purchase the leased equipment on an as-is, where-is basis for a nominal amount. PNMAC has elected to treat the Master Lease as a capital lease obligation as defined in Item 303(a)(5)(ii)(C) of Regulation S-K (17 CFR 229.303(a)(5)(ii)(C)). All other terms and conditions of the Master Lease remain the same in all material respects.

The foregoing description of the Schedule does not purport to be complete and is qualified in its entirety by reference to the full text of the Schedule, which has been filed with this Current Report on Form 8-K as Exhibit 10.3.  The foregoing descriptions of the Master Lease and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the Master Lease and the related guaranty in the Company’s Current Report on Form 8-K as filed on December 14, 2015; and (ii) the full text of the Master Lease and the related guaranty attached thereto as Exhibits 10.1 and 10.4, respectively.

Item 2.02    Results of Operations and Financial Condition.

On November 3, 2016, the Company issued a press release announcing its financial results for the fiscal quarter ended September 30, 2016.  A copy of the press release is furnished as Exhibit 99.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

A copy of the slide presentation used in connection with the Company’s recorded presentation of financial results was made available on November 3, 2016 and is furnished as Exhibit 99.2.

The information in Items 2.02 and 7.01 of this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated November 1, 2016, by and between JPMorgan Chase Bank, National Association, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.2	Guaranty, dated as of November 1, 2016, made by Private National Mortgage Acceptance Company, LLC in favor of JPMorgan Chase Bank, National Association
10.3	Schedule Number 003 to Master Lease Agreement, dated as of November 3, 2016, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
99.1	Press Release, dated November 3, 2016, issued by PennyMac Financial Services, Inc. pertaining to its financial results for the fiscal quarter ended September 30, 2016
99.2	Slide Presentation for use beginning on November 3, 2016 in connection with a recorded presentation of financial results for the fiscal quarter ended September 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: November 4, 2016	/s/ Anne D. McCallion
Anne D. McCallion Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated November 1, 2016, by and between JPMorgan Chase Bank, National Association, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC
10.2	Guaranty, dated as of November 1, 2016, made by Private National Mortgage Acceptance Company, LLC in favor of JPMorgan Chase Bank, National Association
10.3	Schedule Number 003 to Master Lease Agreement, dated as of November 3, 2016, among Private National Mortgage Acceptance Company, LLC and Banc of America Leasing & Capital, LLC
99.1	Press Release, dated November 3, 2016, issued by PennyMac Financial Services, Inc. pertaining to its financial results for the fiscal quarter ended September 30, 2016
99.2	Slide Presentation for use beginning on November 3, 2016 in connection with a recorded presentation of financial results for the fiscal quarter ended September 30, 2016